Exhibit 99

ANNEX A

Shares covered by this Form 144 are held, and intended to be sold, by the following persons:

Fund Name:        D(3) Family Fund, LP               20,986 shares
IRS Ident. No.:   91-1704588
Address:          19605 NE 8th Street
                  Camas, WA 98607

Fund Name:        D(3) Family Bulldog Fund, LP       64,617 shares
IRS Ident. No.:   76-0754973
Address:          19605 NE 8th Street
                  Camas, WA 98607

Fund Name:        DIII Offshore Fund, LP             24,458 shares
Address:          Tradewinds Building, 4th Floor
                  P.O. Box N-10697
                  Nassau, Bahamas

Name:             Nierenberg Investment Management Company, Inc.
IRS Ident. No.:   91-1677205
Address:          19605 NE 8th Street
                  Camas, WA 98607
Phone:            360-604-8600

Name:             Nierenberg Investment Management Offshore, Inc.
Address:          Tradewinds Building, 4th Floor
                  P.O. Box N-10697
                  Nassau, Bahamas
Phone:            360-604-8600

Nierenberg Investment Management Company, Inc. is the general partner for the D(3) Family Fund, LP and the D(3) Family Bulldog Fund, LP.

Nierenberg Investment Management Offshore Inc. is the general partner for the DIII Offshore Fund, LP. Nierenberg Investment Management Offshore Inc. is a wholly owned subsidiary of Nierenberg Investment Management Company, Inc.

David Nierenberg, President of Nierenberg Investment Management Company, Inc. and Nierenberg Investment Management Offshore Inc. is the sole director of the two general partners.